EXHIBIT 1
                           ---------

                    JOINT FILING AGREEMENT
                    ----------------------

       In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of PS Business Parks, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to this agreement expressly authorizes each other party to file on its behalf any and all amendments to such Statement.

       In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 27th day of March, 1998,





  Acquiport Two Corporation


  By:  /s/ Howard Edelman
     ----------------------
       Howard Edelman
       Vice President



  The Comptroller of the State
  of New York as Trustee of the
  New York State Common Retirement Fund

  By:  /s/ John E. Hull
     ----------------------
       John E. Hull
       Deputy Comptroller,
       Investments and Cash Management